                                                                     EXHIBIT E-1

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with regard to the Common Stock, $0.10 par value, of Devon Energy Corporation, and further agree that this Joint Filing Agreement be included as an exhibit to each such joint filing. In evidence thereof the undersigned hereby execute this Agreement as of the 25th day of January, 2002.



                                       /s/  George P. Mitchell
                                       -----------------------------------------
                                       George P. Mitchell


                                       /s/ Cynthia Woods Mitchell
                                       -----------------------------------------
                                       Cynthia Woods Mitchell